                                  SCHEDULE 14A
                                 (RULE 14a-101)

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO. ___________)

         Filed by the Registrant:     /X/
         Filed by a party other than the Registrant:     / /
         Check the appropriate box:
         / / Preliminary Proxy Statement      / / Confidential for Use of the
         /X/ Definitive Proxy Statement           Commission Only (as permitted
         / / Definitive Additional Materials      by Rule 14a-6(e)(2))
         / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  Omtool, Ltd.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         /X/ No fee required.

         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
             0-11.

         (1) Title of each class of securities to which transaction applies:

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         (2)      Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
         (4)      Proposed maximum aggregate value of transaction:

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         (5)      Total fee paid:

--------------------------------------------------------------------------------
         / / Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:

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         (2)      Form, Schedule or Registration Statement No.:

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         (3)      Filing Party:

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         (4)      Date Filed:

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

                                 [omtool logo]

                                                April 26, 2002

Dear Fellow Stockholder:

         You are cordially invited to attend our Annual Meeting of Stockholders, which will be held this year on Wednesday, May 29, 2002, at 10:00 A.M. local time, at the offices of Omtool, Ltd. at 8A Industrial Way, Salem, New Hampshire 03079.

         At this year's meeting, you are asked to elect two Class II directors. The accompanying Notice of Meeting and Proxy Statement describe this proposal. We urge you to read this information carefully.

         Your Board of Directors unanimously believes that the election of its nominees as directors is in the best interest of Omtool, Ltd. and its stockholders, and accordingly recommends a vote FOR Item 1 on the enclosed proxy card.

         Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, may I urge you to complete, sign, date and return your proxy ballot in the envelope provided. If the address on the accompanying material is incorrect, please advise the Company in writing at 8A Industrial Way, Salem, New Hampshire 03079, Attention: Timothy P. Losik.

                                 For the Board of Directors

                                 Robert L. Voelk
                                 CHIEF EXECUTIVE OFFICER, PRESIDENT AND
                                 CHAIRMAN OF THE BOARD

                                  OMTOOL, LTD.

                                8A INDUSTRIAL WAY
                           SALEM, NEW HAMPSHIRE 03079

                               -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 29, 2002

                               -------------------


To The Stockholders:

         The Annual Meeting of Stockholders of Omtool, Ltd., a Delaware corporation, will be held on Wednesday, May 29, 2002 at 10:00 A.M. local time at the offices of Omtool, Ltd. at 8A Industrial Way, Salem, New Hampshire 03079, for the following purposes:

                  1. To elect two Class II directors to serve for a term of
                     three-years.

                  2. To transact such other business as may properly come before the meeting and any adjournments thereof.

         Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on Wednesday, April 10, 2002, the record date fixed by the Board of Directors for such purpose.

                                             By Order of the Board of
                                             Directors,

                                             Timothy P. Losik
                                             SECRETARY

Salem, New Hampshire
April 26, 2002

--------------------------------------------------------------------------------

Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the enclosed stamped envelope in order to assure representation of your shares.

--------------------------------------------------------------------------------

                                  OMTOOL, LTD.

                                8A INDUSTRIAL WAY
                           SALEM, NEW HAMPSHIRE 03079

                               -------------------

                                 PROXY STATEMENT

                               -------------------

                                 April 26, 2002

         Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Omtool, Ltd. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 29, 2002 at 10:00 A.M. local time, at the offices of Omtool, Ltd. at 8A Industrial Way, Salem, New Hampshire 03079.

         Only stockholders of record as of the close of business on April 10, 2002 (the "Record Date") will be entitled to vote at the meeting and any adjournments thereof. As of that date, 12,705,449 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company were issued and outstanding. Each share of Common Stock outstanding as of the Record Date will be entitled to one vote and stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by written notice to the Secretary of the Company at any time before it is exercised. Each of the persons named as a proxy in the proxy is a director and/or executive officer of the Company.

         An Annual Report to Stockholders, containing audited financial statements for the fiscal year ended December 31, 2001, is being mailed together with this proxy statement to all stockholders entitled to vote. It is anticipated that this proxy statement and the accompanying proxy will be first mailed to stockholders on or about April 30, 2002.

         The mailing address of the Company's principal executive offices is 8A Industrial Way, Salem, New Hampshire 03079.

         All properly executed proxies returned in time to be counted at the meeting and not revoked will be voted, and with respect to the election of the members of the Board of Directors, will be voted as stated below under "Election of Directors." Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR the matters if no specification is indicated.

         The representation in person or by proxy of at least a majority of all shares of Common Stock issued, outstanding and entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee for election as director, or which contain one or more abstentions or broker "non-votes," are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, such nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

         The election of directors by the stockholders shall be determined by a plurality of the votes cast by stockholders entitled to vote. On all other matters being submitted to stockholders, an affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on each such matter is required for approval; therefore, abstentions will have the practical effect of voting against each such matter since they are included in the number of shares present and voting on each such matter. However, broker "non-votes" are not considered shares entitled to vote and therefore will have no impact on the outcome of the vote. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately.

         The Board of Directors knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxy.

                      MANAGEMENT AND PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of the Record Date (except as set forth below): (i) by each person who, to the knowledge of the Company, owned beneficially more than 5% of the 12,705,449 shares of Common Stock of the Company outstanding at such date; (ii) by each director and nominee; (iii) by each executive officer identified in the Summary Compensation Table set forth below under "Compensation and Other Information Concerning Directors and Officers," and (iv) by the directors, nominees and executive officers of the Company as a group.

                                                                Amount and Nature
                 Name and Address of                              of Beneficial
                  Beneficial Owner                               Ownership (1)(2)                Percent of Class
                  ----------------                               ----------------                ----------------
Summit Partners (3)...............................                 1,698,378                          13.4%
  600 Atlantic Avenue
  Boston, MA 02110
Robert L. Voelk (4)...............................                 1,468,454                          11.5%
  Omtool, Ltd.
  8A Industrial Way
  Salem, NH  03079
Martin A. Schultz (5).............................                 1,374,654                          10.8%
  eSped.com, Inc.
  8 Industrial Way
  Salem, NH  03079
Dimensions Fund Advisors, Inc. (6)................                   971,900                           7.6%
  1299 Ocean Ave
  Santa Monica, CA  90401
Richard D. Cramer (7).............................                    98,250                            *
Arnold E. Ditri ..................................                   100,000                            *
Andrew E. Lietz ..................................                    25,000                            *
William C. Styslinger, III (8)....................                    90,900                            *
Thaddeus A. Bouchard (9)..........................                    76,875                            *
Kira A. Nelson (10)...............................                   104,864                            *
Mel E. Passarelli (11)............................                    78,125                            *
Anthony J. Scamurra (12)..........................                   264,105                           2.1%
All executive officers, nominees and directors as a
group (12 persons) (13)...........................                 3,782,901                          28.6%

-----------

*        Less than 1% of the outstanding Common Stock.

(1) The persons and entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, except as noted in the footnotes below and except to the extent authority is shared by spouses under applicable law.

(2) The number of shares of Common Stock deemed outstanding includes (i) 12,705,449 shares of Common Stock outstanding as of the Record Date and
         (ii) shares of Common Stock issuable
         pursuant to options held by the respective person or group which may be exercised within 60 days after the Record Date, as set forth below.

(3) Based on a Schedule 13G dated February 14, 2000 filed by Summit Ventures IV, L.P., reflecting beneficial ownership as of December 31, 1999. Includes 1,609,966 shares held by Summit Ventures IV, L.P. and 88,412 shares held by Summit Investors III, L.P. The respective general partners of these entities exercise sole voting and investment power with respect to the shares owned by such entities.

(4) Includes 62,500 options to purchase shares of Common Stock which may be exercised within 60 days of the Record Date by Mr. Voelk. Excludes 92,000 shares held in trust for the benefit of certain family members; Mr. Voelk disclaims beneficial ownership of such shares.

(5) Excludes 300,000 shares held in trust for the benefit of certain family members; Mr. Schultz disclaims beneficial ownership of such shares.

(6) Based on a Schedule 13G dated January 30, 2002 filed by Dimensional Fund Advisors Inc. ("DFA") reflecting beneficial ownership as of December 31, 2001. According to the Schedule 13G, DFA exercises sole voting power and sole disposition power to all such shares. DFA, as an investment advisor registered under the Investment Act of 1940, disclaims beneficial ownership to all such shares.

(7) Includes 50,000 options to purchase shares of Common Stock which may be exercised within 60 days of the Record Date by Mr. Cramer.

(8) Includes 65,000 options to purchase shares of Common Stock which may be exercised within 60 days of the Record Date by Mr. Styslinger.

(9) Includes 69,375 options to purchase shares of Common Stock which may be exercised within 60 days of the Record Date by Mr. Bouchard.

(10) Includes 100,062 options to purchase shares of Common Stock which may be exercised within 60 days of the Record Date by Ms. Nelson. Ms. Nelson resigned as Vice President of Finance, Chief Financial Officer, Treasurer and Secretary of the Company as of April 1, 2002.

(11) Mr. Passarelli's beneficial ownership consists of 78,125 options to purchase shares of Common Stock which may be exercised within 60 days of the Record Date.

(12) Includes 81,251 options to purchase shares of Common Stock which may be exercised within 60 days of the Record Date by Mr. Scamurra and 78,194 shares of Common Stock held by Mr. Scamurra's spouse.

(13) All current directors, nominees and executive officers as a group hold options to purchase 535,001 shares of Common Stock which may be exercised within 60 days of the Record Date. Excludes 100,062 options to purchase shares of Common Stock which may be exercised within 60 days of the Record Date held by Ms. Nelson.

                                   PROPOSAL I
                              ELECTION OF DIRECTOR

         No proxy may be voted for more people than the number of nominees set forth below. Shares represented by all proxies received by the Board of Directors and not so marked to withhold authority to vote for Arnold E. Ditri or William C. Styslinger, III (by writing that individual director's name where indicated on the proxy) will be voted FOR the election of Messrs. Ditri and Styslinger, respectively. The Board of Directors knows of no reason why Messrs. Ditri or Styslinger should be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person for fixing the number of directors at a lesser number.

INFORMATION PERTAINING TO DIRECTORS AND NOMINEES

         In accordance with the Company's Amended and Restated By-laws (the "By-laws"), the Company's Board of Directors is divided into three classes. Richard D. Cramer, one of the Company's two Class I Directors, has served as a director since January 1996. Andrew E. Lietz, the Company's other Class I Director, has served as a director since July 2001. The terms of Messrs. Cramer and Lietz directorships expire as of the date of the Annual Meeting of Stockholders to be held in 2004. Arnold E. Ditri, one of the Company's two Class II Directors, has served as a director since July 2001. William C. Styslinger, III, the Company's other Class II Director, has served as a director since June 1997. The terms of Messrs. Ditri and Styslinger expire as of the date of the Annual Meeting of Stockholders to be held in 2002. Martin A. Schultz, one of the Company's two Class III Directors and the Company founder, has served as a director since the Company's inception in 1991. Robert L. Voelk, the Company's other Class III Director, has served as a director since August 1993. The terms of Messrs. Schultz and Voelk expire as of the date of the Annual Meeting of Stockholders to be held in 2003.

         As of July 12, 2001, Bruce R. Evans resigned from the Board of
Directors.

         Each director serves for a three-year term, with one class of directors being elected at each Annual Meeting. Each director holds office until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

         The following table sets forth for each nominee to be elected at the meeting and for each Director who will continue to serve as a director beyond the meeting, the year such nominee or director was first elected as a director, the positions currently held by such nominee or director with the Company, the year such nominee's or director's term will expire and the class of director of such nominee or director.

Nominee's or Director's Name
and Year Nominee or Director                                                     Year Term            Class of
First Became a Director                   Position(s) Held                       Will Expire          Director
-----------------------                   ------------------                     -----------          --------

Arnold E. Ditri                           Director                                  2002                 II
(2001)

William C. Styslinger, III                Director                                  2002                 II
(1997)

Robert L. Voelk                           Chairman of the Board, President          2003                III
(1993)                                    and Chief Executive Officer

Martin A. Schultz                         Director                                  2003                III
(1991)

Richard D. Cramer                         Director                                  2004                 I
(1996)

Andrew E. Lietz                           Director                                  2004                 I
(2001)

OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the Class II nominees to be elected at the meeting, the current directors who will continue to serve as directors beyond the meeting, and the current executive officers of the Company, their ages and the positions currently held by each such person with the Company:

  Name                                                 Age                             Position
  ----                                                 ---                             --------

  Robert L. Voelk.............................          46      Chairman of the Board, President and Chief Executive
                                                                   Officer
  Thaddeus A. Bouchard........................          36      Vice President of Product Management and Chief
                                                                   Technology Officer
  Scott J. Dockendorff........................          45      Vice President of Marketing
  Jeffrey C. Gretz............................          56      Vice President of Vertical Solutions
  Timothy P. Losik............................          43      Vice President, Chief Operating Officer, Chief
                                                                   Financial Officer, Treasurer and Secretary
  Mel E. Passarelli...........................          45      Vice President of Worldwide Sales
  Anthony J. Scamurra.........................          35      Vice President of Engineering
  Richard D. Cramer (1, 2)....................          39      Director
  Arnold E. Ditri.............................          65      Director
  Andrew E. Lietz (1, 2)......................          63      Director
  Martin A. Schultz...........................          46      Director
  William C. Styslinger, III (1, 2)...........          56      Director

----------
(1) Member of Audit Committee.
(2) Member of Compensation Committee.

DIRECTORS TO BE ELECTED AT THE MEETING

         ARNOLD E. DITRI has served as a Director of the Company since July 2001. He was President and Chief Executive Officer of Hedstrom Corporation, a manufacturer and marketer of children's leisure and activity products, from March 1993 to December 2000. He was non-executive Chairman of Hedstrom from January 2001 to July 2001. Mr. Ditri served as President of Ditri Associates, Inc. from 1981 until 1994. Ditri Associates, with a number of financial partners, specialized in acquiring and building under achieving companies where Mr. Ditri served as Chief Executive Officer of the acquired companies. From 1984 through 1988, Ditri Associates built Eagle Industries, Inc. in partnership with Great American Management, Inc. of Chicago. From 1961 to 1981, Mr. Ditri was a management consultant with Booz Allen & Hamilton and Touche Ross & Co. He was a partner in Touche Ross from 1967 to 1981.

         WILLIAM C. STYSLINGER, III has served as a Director of the Company since June 1997. Mr. Styslinger has served as President, Chief Executive Officer and Director of SeaChange International, Inc., a provider of software products to manage, store and distribute digital video for cable television operators and telecommunications companies, since 1993 and as Chairman of the Board of SeaChange International since January 1995. From March 1978 to July 1993, Mr. Styslinger was employed at Digital Equipment Company, a computer company, most recently as manager of the Cable Television Business Unit.

DIRECTORS WHOSE TERMS EXTEND BEYOND THE MEETING

         RICHARD D. CRAMER has served as a Director of the Company since January 1996. Since September 2001, Mr. Cramer has served as President and Chief Executive Officer of Veridiem, Inc., a developer of enterprise software marketing solutions. From January 1999 to September 2001, Mr. Cramer was a sales and marketing consultant. He has also served as Vice President, Sales and Marketing of CENTRA Software, Inc., a developer and marketer of web-centric distance learning software, from May 1996 to January 1999. Mr. Cramer served as Vice President of North American Field Operations at Avid Technology, Inc., a developer of nonlinear film, video and audio solutions, from 1989 to 1995 and Vice President and General Manager of the Desktop Division of Avid Technology, Inc. during 1996.

         ANDREW E. LIETZ has served as a Director of the Company since July 2001. Mr. Lietz currently serves as the Executive Chairman of Clare Corporation, which designs and manufactures integrated circuits, solid-state relays and electronic switches. From October 1995 until June 2000, he served as President and Chief Executive Officer of Hadco Corporation, a global manufacturer of electronic interconnect products and services. Previously, Mr. Lietz served as Chief Operating Officer and Vice President of Hadco from July 1991 to October 1995, and served as director of Hadco from February 1993 through June 2000. Mr. Lietz serves as a director of Amphenol Corporation, a global manufacturer of electronic components for the industrial and military marketplace. He also serves on the Board of Trustees for the University System of New Hampshire.

         MARTIN A. SCHULTZ, the founder of the Company, has served as a Director of the Company since its inception in March 1991. Mr. Schultz served the Company as its Chief Technology Officer from May 1998 to December 1999. Mr. Schultz served as the Company's President from its inception through August 1993 and from January 1996 through May 1999. Mr. Schultz served as Chief Executive Officer of the Company from March 1991 to January 1996. Since

March 2002, Mr. Schultz has served as the Chief Executive Officer of eSped.com, Inc., which provides internet based applications, services and information to the K-12 education community. From January 2000 to March 2002, Mr. Schultz was the Chief Technical Officer of eSped. Mr. Schultz served as Vice President of ASA International, Ltd., a designer and developer of proprietary vertical market software, from April 1989 to January 1991.

         ROBERT L. VOELK has served as a Director of the Company since August 1993. Mr. Voelk served as Chief Executive Officer of the Company from January 1996 to December 1999 and from July 2000 to the present. Mr. Voelk has also served as President of the Company from August 1993 to January 1996 and from July 2000 to the present. Mr. Voelk has served as the Chairman of eSped.com, Inc. since January 2000 and Chief Executive Officer from January 2000 to March 2002. Mr. Voelk was employed in various positions at ASA International, Ltd., from 1981 to 1993, most recently serving as Executive Vice President and Director. Mr. Voelk is a Director of ASA International, Ltd.

EXECUTIVE OFFICERS

         THADDEUS A. BOUCHARD has served the Company as Chief Technology Officer since January 2002 and served as Vice President of Product Management since May 1999. Mr. Bouchard joined the Company in April 1998 as Director of Product Marketing. From October 1996 to April 1998 Mr. Bouchard served as President and Chief Executive Officer of NetValu Corporation, an internet software company that customized internet content for user profiles. From January 1996 to October 1996, Mr. Bouchard was director of Product Management and Business Development for European Web Hosting Services for AT&T Corporation. Mr. Bouchard was employed in various positions by Lotus Development Corporation, a software development company, from 1991 to 1996, and served as its Director of European Business Development for Lotus' Telecom Products Division from February 1995 to January 1996. From 1984 to 1987, Mr. Bouchard was a Software Developer for Applied Videotex Systems, a service provider that developed and operated electronic information systems.

         SCOTT J. DOCKENDORFF has served the Company as Vice President of Marketing since March 2000. Prior to joining the Company, Mr. Dockendorff was Director of Product Marketing at GGX, Inc., a provider of digital imaging and printing system solutions to original equipment manufacturers and office solution providers. From 1998 to 1999, Mr. Dockendorff was Director of Product Management at PC DOCS, Inc., an enterprise document management software developer and from 1979 to 1990 served in various marketing positions at Genigraphics Corporation.

         JEFFREY C. GRETZ has served the Company as a Vice President since February 1998 and has served as its Vice President of Vertical Solutions since January 2002. Prior to joining the Company, Mr. Gretz was founder, President and Chief Executive Officer of TRS Technologies, Inc., from April 1995 until February 1998 when it was acquired by the Company.

         TIMOTHY P. LOSIK has served the Company as Vice President, Chief Operating Officer, Chief Financial Officer, Secretary and Treasurer since April 2002. He recently served as Sr. Vice President of International PCB Operations for Sanmina Corporation, a global manufacturer of electronic interconnect products and services, from June 2000 to December 2000. Mr. Losik served as Sr. Vice President of Manufacturing for Hadco Corporation, a global manufacturer of electronic interconnect products and services. from June 1999 to June 2000, from November 1998 to June 1999 he served as Senior Vice President for Eastern Operations, and from March 1994 to October 1998 he served as Hadco's Sr. Vice President and Chief Financial Officer. Mr. Losik joined Hadco in 1986 and has held various finance positions between 1986 and 1994. Mr. Losik has held various positions, including being a partner, at various accounting firms from 1979 to 1986. Mr. Losik is a Certified Public Accountant.

         MEL E. PASSARELLI has served the Company as Vice President of Worldwide Sales since April 2002. Mr. Passarelli joined the Company as Vice President of Worldwide Sales and Support in January 2001. From April 2000 to December 2000, Mr. Passarelli was Vice President of Sales and Marketing at Geographic Data Technology, Inc., a developer of premier map databases that provide the foundation for applications such as site selection, routing packages, environmental mapping and direct marketing. From 1996 to April 2000, Mr. Passarelli served as Vice President of Sales and Marketing for MAK Technologies, a developer and distributor of commercial software used to network 3-D applications in visual simulation, and from 1995 to 1996. Mr. Passarelli served as Vice President of Sales and Marketing for The Experts,

Incorporated, as subsidiary of ATSI Corporation, a provider of contract programming, software development, and outsourcing services for corporations involved with information technology. Additionally, Mr. Passarelli held various sales and marketing positions at Integraph Corporation, a developer and distributor of computer aided design and computer aided manufacturing software.

         ANTHONY J. SCAMURRA has served the Company as Vice President of Engineering since April 2000. Mr. Scamurra served as Acting Vice President of Engineering from January 2000 to April 2000. He joined the Company in February 1998 as Director of Engineering. Mr. Scamurra founded, and from May 1991 to February 1998 served as President and Chief Technology Officer of Desktop Paging Software, Inc., a paging software company in the wireless communications industry, which was acquired by the Company in February 1998. From 1988 to 1991, Mr. Scamurra was employed in various software engineering positions by Apple Computer, Inc. and from 1985 to 1988 Mr. Scamurra was employed as Director of Technical Support by Amherst Computer Exchange, Inc.

         Executive officers of the Company are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relationships among any of the executive officers or directors of the Company other than between Robert L. Voelk and Thaddeus A. Bouchard who are related by marriage.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors met six times, and took action by unanimous written consent twice, during the fiscal year ended December 31, 2001. The standing committees of the Board of Directors are the Audit Committee and the Compensation Committee. The Audit Committee met five times, and took action by written consent once, during the fiscal year ended December 31, 2001. The Compensation Committee met five times, and took action by written consent once, during the fiscal year ended December 31, 2001. The Board of Directors does not currently have a standing nominating committee. Each director attended at least 75% of the aggregate of all the meetings of the Board of Directors and of all the committees of the Board of Directors of which he is a member during the fiscal year ending December 31, 2001.

         The Compensation Committee makes recommendations to the Board of Directors concerning the compensation of executives and salaries of the employees and consultants to the Company. The Compensation Committee also makes recommendations to the Board of Directors concerning incentive compensation of employees and directors of and consultants to the Company. From January 2001 until July 2001, the members of the Compensation Committee were Richard D. Cramer, Bruce R. Evans and William C. Styslinger. Upon Mr. Evans' resignation from the Board of Directors in July 2001, Mr. Lietz was elected to the Compensation Committee. The current members of the Compensation Committee are Messrs. Cramer, Lietz and Styslinger. Audit Committee recommends the engagement of auditors and is responsible for reviewing the results and scope of audits and other services provided by the Company's independent auditors. From January 2001 until July 2001 the members of the Audit Committee were Messrs. Cramer, Evans and Styslinger. Upon Mr. Evans' resignation from the Board of Directors in July 2001, Mr. Lietz was elected to the Audit Committee. The current members of the Audit Committee are Messrs. Cramer, Lietz and Styslinger.

COMPENSATION OF DIRECTORS

         During 2001, the Company granted to each of Messrs. Ditri, Lietz and Schultz options to purchase 100,000 shares of the Company's common stock under the 1997 Stock Plan, as amended, (the "Plan") with an exercise price of $0.75 per share, the fair market price of the Company's common stock on the date of grant, vesting annually over four years. The Company issued during 2001 to each of Messrs. Cramer and Styslinger 25,000 shares of Common Stock, valued at $0.75 per share, the fair market value of the Company's common stock on the date of grant, pursuant to the Plan. In addition, during 2001, independent directors received a participation fee of $1,000 for each Board of Directors meeting and $500 for each Board committee meeting that they attended in person. Outside directors have been and will continue to be reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings. No director who is an employee of the Company will receive separate compensation for services rendered as a director.

         The Company also provides individual and family medical insurance coverage for its non-employee directors under the Company's Group Medical and Dental Plans. A non-employee director may elect not to take the coverage, in which case the Company will pay the non-employee director $6,000 per year. Mr. Schultz has elected to take the medical coverage while Messrs. Cramer, Ditri, Lietz and Styslinger have elected to take the annual payment of $6,000.

                       COMPENSATION AND OTHER INFORMATION
                        CONCERNING DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION

         The following table sets forth information concerning the compensation for services in all capacities paid or accrued by the Company for the fiscal years ended December 31, 2001, 2000 and 1999, to (i) the individual who served as the Chief Executive Officer for the fiscal year ended December 31, 2001 and
(ii) each of the four other most highly compensated executive officers whose aggregate salary and bonus exceeded $100,000 in the fiscal year ended December 31, 2001 (with the Chief Executive Officer, collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                          Long Term
                                                                                       Compensation (1)
                                                                                       ----------------
                                                           Annual Compensation (2)          Awards
                                                          ------------------------     ----------------
                                                                                          Securities
                                                                                          Underlying          All Other
Name and                                                                                   Options/          Compensation
Principal Position                             Year       Salary ($)    Bonus ($)(3)       SARs (#)              ($)(4)
------------------                             ----       ----------    ------------     ------------    --------------

Robert L. Voelk (5)....................        2001        350,000         50,000          250,000               8,261 (6)
   Chief Executive Officer, President and      2000        276,923           --              --                  7,070 (6)
   Chairman of the Board                       1999        225,000           --              --                  6,820 (6)

Mel E. Passarelli (7)..................        2001        141,245         68,603 (8)     250,000               2,211
  Vice President of Worldwide Sales            2000           --             --               --                  --
                                               1999           --             --               --                  --

Kira A. Nelson (9).....................        2001        149,964         40,000           25,000               5,100
   Vice President of Finance, Chief            2000        134,230         35,000           70,000               4,508
   Financial
   Officer, Secretary and Treasurer            1999        102,192           --             60,000               3,056

Anthony J. Scamurra (10)...............        2001        149,899         40,000             --                 5,100
   Vice President of Engineering               2000        131,346         37,500          125,000               5,065
                                               1999        112,307           --             25,000               3,369

Thaddeus A. Bouchard (11)..............        2001        146,726         40,000            --                   --
   Vice President, Product Management and      2000        125,000         26,250           60,000                --
   Chief Technology Officer                    1999        116,923         15,000           50,000                --

-----------

(1) The Company did not grant any restricted stock awards or stock appreciation rights during fiscal 2001, 2000 and 1999. The Company does not have any long term incentive plan.

(2) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits have been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus reported for the executive officer during the year ended December 31, 2001.

(3) Bonuses are reported in the year earned, even if actually paid in a subsequent year.

(4) Consists of the Company's matching contributions related to the Company's 401(k) Plan, premiums for life insurance paid by the Company on behalf of the Named Executive Officers noted in the footnotes below.

(5) Mr. Voelk has been the Company's Chief Executive Officer and President since July 2000. Mr. Voelk was Company's Chief Executive Officer from January 1996 to December 31, 1999.

(6)      Includes life insurance premiums paid by the Company on behalf of Mr.
         Voelk.

(7) Mr. Passarelli joined the Company as Vice President of Worldwide Sales and Support in January 2001. In April 2002, Mr. Passarelli was named Vice President of Worldwide Sales.

(8)      Represents amounts earned as sales commissions.

(9) Ms. Nelson was named the Company's Vice President, Finance in July 1998, became Acting Chief Financial Officer, Treasurer and Secretary in January 2000, and became Chief Financial Officer and an executive officer of the Company in April 2000. In April 2002, Ms. Nelson resigned as Vice President of Finance, Chief Financial Officer, Treasurer and Secretary.

(10) Mr. Scamurra joined the Company in February 1998 as the Company's Director of Engineering. Mr. Scamurra was named the Company's Vice President of Engineering and an executive officer of the Company in April 2000.

(11) Mr. Bouchard was named the Company's Vice President, Product Management in May 1999, became Chief Technology Officer and an executive officer of the Company in January 2002.

OPTION GRANTS

         The following table sets forth information concerning options granted during the last fiscal year under the Company's 1997 Stock Plan, as amended, to the Named Executive Officers. The Company did not grant any stock appreciation rights in 2001.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                             Individual Grants
                            -----------------------------------------------------
                                                    Percent of
                                                       Total
                                                     Options/
                                       Number of       SARs                               Potential Realizable Value at
                                      Securities    Granted to   Exercise                 Assumed Annual Rates of Stock
                                      Underlying     Employees   or Base                  Price Appreciation for Option
                                      Option/SARs    in Fiscal    Price     Expiration              Term (2)
               Name                  Granted (#)(1)    Year       ($/Sh)       Date         5%($)           10%($)
               ----                  -------------- ----------   --------   ----------    ----------      ---------

Robert L. Voelk.................        250,000         21%       0.75        3/15/11       117,918        298,827
Mel E. Passarelli...............        250,000         21%       2.06        1/24/11       323,881        820,777
Kira A. Nelson..................         25,000          2%       2.06        1/24/11        32,388         82,078
Anthony J. Scamurra.............          --            --         --           --             --             --
Thaddeus A. Bouchard............          --            --         --           --             --             --

----------------

(1) All of Mr. Voelk's options were granted on March 15, 2001 and are exercisable in sixteen equal quarterly installments commencing on June 16, 2000. All of Mr. Passarelli's and Ms. Nelson's options were granted on January 24, 2001 and are exercisable in sixteen equal quarterly installments commencing on April 24, 2001, and shall vest upon a change of control. All of these options were granted at fair market value on the date of grant as determined by the Board of Directors of the Company.

(2) Amounts represent hypothetical gains that could be achieved for the option if exercised at the end of the option term. These gains are based on the fair market value on the date of grant and assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumptions are mandated by the rules of the Securities and Exchange Commission and are not intended to forecast future appreciation of the Company's stock price. The potential realizable value computation is net of the applicable exercise price, but does not take into account federal or state income tax consequences and other expenses of option exercises or sales of appreciated stock. Actual gains, if any, are dependent upon the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation in this table can be achieved. This table does not take into account any appreciation in the price of the Common Stock to date.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

         Shown below is information with respect to options to purchase the Company's Common Stock granted under the Company's 1996 Stock Option Plan and 1997 Stock Plan, as amended, including (i) the number of shares of Common Stock received upon exercise of options in the fiscal year ended December 31, 2001;
(ii) the net value realized upon such exercise; (iii) the number of unexercised options held at December 31, 2001; and (iv) the aggregate dollar value of unexercised options held at December 31, 2001:

                   AGGREGATED OPTION/SAR EXERCISES IN THE LAST
                             FISCAL YEAR AND FY-END
                                OPTION/SAR VALUES

                                                                       Number of
                                                                 Securities Underlying            Value of Unexercised
                                   Shares                             Unexercised                     In-the-Money
                                  Acquired                          Options/SARs at                  Options/SARs at
                                     on           Value          Fiscal Year-End (#)            Fiscal Year-End ($)(2)
                                  Exercise      Realized     ----------------------------------------------------------------
Name                                (#)          ($)(1)       Exercisable    Unexercisable    Exercisable    Unexercisable
----                            ----------      --------      -----------    -------------    -----------    -------------

Robert L. Voelk.................    --             --            46,875          203,125          --               --
Mel E. Passarelli...............    --             --            46,875          203,125          --               --
Kira A. Nelson..................    --             --            78,187           94,063          --               --
Anthony J. Scamurra.............    --             --            59,376           90,624          --               --
Thaddeus A. Bouchard............    --             --            47,500           72,500          --               --

---------------

(1) Amounts disclosed in this column do not reflect amounts actually received by the Named Executive Officers, but are calculated based on the difference between the fair market value of the Company's Common Stock on the date of exercise and the exercise price of the options. Named Executive Officers will receive cash only if and when they sell the Common Stock issued upon exercise of the options and the amount of cash received by such individuals is dependent on the price of the Company's Common Stock at the time of such sale.

(2) Value is based on the difference between the option exercise price and the fair market value at December 31, 2001 ($0.75 per share) multiplied by the number of shares of Common Stock underlying the option. As the fair market value of the options on December 31, 2001 was below or equal to the option exercise price, no unexercisable options were in-the-money on December 31, 2001 for all Named Executive Officers.

EMPLOYMENT ARRANGEMENTS

         In January 2000, the Company entered into an employment arrangement with Robert L. Voelk, providing for an annualized salary of $225,000 per year for each of the calendar years 2000 and 2001 for so long as Mr. Voelk remained Chairman of the Board of Directors of the Company and provided ongoing services as an employee. The arrangement also provides that Mr. Voelk shall continue to receive health insurance coverage and other benefits available to the Company's employees for each of the calendar year 2000 and 2001 while he remained an employee. In July 2000, the employment arrangement was amended to provide for an annualized salary of $350,000 per year for each of the calendar years 2000 and 2001 for so long as Mr. Voelk continues to serve as Chief Executive Officer and President of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Company's executive compensation program is administered by a three member Compensation Committee of the Board of Directors (the "Compensation Committee"). The members of the Compensation Committee are non-employee Directors. The Compensation Committee makes recommendations to the Board of Directors concerning the compensation of executive officers and the salaries of the employees of and consultants to the Company. The Compensation Committee also makes recommendations to the Board of Directors concerning incentive compensation of employees and directors of and consultants to the Company.

         The Company's executive compensation program is designed to provide levels of compensation that assist the Company in attracting, motivating and retaining qualified executive officers and aligning the financial interests of the Company's executive officers and other employees with those of its stockholders by providing a competitive compensation package based on corporate and individual performance. In addition to cash compensation in the form of base salary, compensation under the executive compensation program can be comprised of annual cash incentive bonuses and long-term incentive awards in the form of stock option grants. The compensation program is also comprised of various benefits, including medical and insurance plans, as well as the Company's 1997 Stock Plan, as amended, the 1997 Employee Stock Purchase Plan, and 401(k) Plan, which plans are generally available to all employees of the Company.

BASE SALARY

         Base salary compensation levels for each of the Company's executive officers, including the Chief Executive Officer, are generally set within the range of base salaries that the Compensation Committee believes are paid to executive officers with comparable qualifications, experience and responsibilities at other companies located in the northeastern United States of similar size and engaged in similar business to that of the Company. In recommending compensation levels, the Compensation Committee generally takes into account such factors as (i) the Company's past operating and financial performance and future expectations, (ii) individual performance and experience and (iii) past salary levels. The Compensation Committee does not assign relative weights or rankings to these factors, but instead makes determinations based upon the consideration of all of these factors as well as the progress made with respect to the Company's long-term goals and strategies.

INCENTIVE COMPENSATION

         Incentive Compensation in the form of performance-based bonuses for the Chief Executive Officer and the Company's other executive officers is based upon management's success in meeting the Company's financial and strategic goals as well as meeting individual performance goals.

STOCK OPTIONS

         Stock Options are the principal vehicle used by the Company to provide long-term incentive-based compensation to improve the Company's operating and financial performance and to support the recruitment, motivation and retention of key professional and managerial personnel. The Company's stock option plans are administered by the Board of Directors. To date, the Board of Directors has not granted stock options at less than fair market value.

         Stock options are granted from time to time to eligible employees and based upon the Company's overall financial performance and their contributions thereto. Stock options are designed to align the interest of the Company's executive officers and other employees with those of its stockholders by encouraging them to enhance the value of the Company, the price of the Common Stock and, hence, the stockholders' return. In addition, the vesting of stock options over a period of time is designed to defer the receipt of compensation by the option holder, thus creating an incentive for the individual to remain with the Company. The Company periodically grants new options to provide continuing incentives for future performance.

         During the fiscal year ended December 31, 2001, options to purchase 250,000 shares were awarded under the 1997 Stock Plan, as amended, to Robert L. Voelk, Chief Executive Officer and Chairman of the Board, 250,000 shares were awarded to Mel E. Passarelli, Vice President of Worldwide Sales, and 25,000 shares were awarded to Kira A. Nelson, Vice President of Finance, Chief Financial Officer, Secretary and Treasurer. Such grants were made in recognition of such officers' contributions to the Company's performance in fiscal 2001. No other stock options were granted to any of the Company's Named Executive Officers, during fiscal 2001.

OTHER BENEFITS

         The Company also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. The Company offers a stock purchase plan, pursuant to which employees may purchase Common Stock at a discount and a 401(k) Plan. The Company matches each employee's contributions to the 401(k) Plan up to 3% of such employee's salary. The Company also maintains medical, disability and life insurance plans and other benefit plans for its employees.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         Compensation for the Company's Chief Executive Officer, Robert L. Voelk, was determined in accordance with the policies applicable to the other executive officers of the Company described above. The 2001 base salary compensation for Mr. Voelk was $350,000 and the 2001 bonus awarded to Mr. Voelk was $50,000. In addition to achievement of performance targets in accordance with the Company's executive compensation policies, the Compensation Committee determines the Chief Executive Officer's cash compensation based upon the Company's overall performance, the performance of his management team, the compensation paid at competing companies and the Company's prospects, among other objective and subjective factors. The Compensation Committee does not find it practicable to quantify or assign relative weight to the factors on which the Chief Executive Officer's compensation is based.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

         Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the tax deduction to $1 million for compensation paid to any of the executive officers unless certain requirements are met. The Compensation Committee has considered these requirements and it is the Compensation Committee's present intention that, so long as it is consistent with its overall compensation objectives, not to exceed the deduction limitations of Section 162(m).

         The Compensation Committee is satisfied that the executive officers of the Company are dedicated to achieving significant improvements in the long-term financial performance of the Company and that the compensation policies and programs implemented and administered have contributed and will continue to contribute towards achieving this goal.

         This report has been respectfully submitted by the members of the Compensation Committee of the Board of Directors.*

                           Richard D. Cramer
                           Andrew E. Lietz
                           William C. Styslinger, III

---------------
* The Compensation Committee Report is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee of the Board of Directors (the "Audit Committee") oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

         The Audit Committee reviewed and discussed with the independent auditors, Arthur Andersen LLP ("Arthur Andersen"), who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

         The Audit Committee has received from and discussed with the independent auditors, Arthur Andersen, the written disclosure and the letter required by Independence Standards Board Standard No. 1 (INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES) and discussed with Arthur Andersen their independence. These items relate to that Arthur Andersen's independence from the Company. The Audit Committee also discussed with Arthur Andersen any matters required to be discussed by Statement on Auditing Standards No. 61 (COMMUNICATION WITH AUDIT COMMITTEES).

         The Audit Committee discussed with the Company's independent auditors, Arthur Andersen, the overall scope and plans for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

         The Directors who serve on the Audit Committee are all "independent" as defined by the National Association of Securities Dealers listing standards. The Board of Directors has determined that none of the Audit Committee members has a relationship to the Company that may interfere with their independence from the Company and its management.

         The Audit Committee has adopted a written charter setting out the audit related functions the Audit Committee is to perform.

         In reliance on the reviews and the discussions referred to above, the Audit Committee recommended to the Board of Directors and the Board of Directors subsequently approved that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

         The Audit Committee is aware of recent events concerning Arthur Andersen and has reviewed these matters with representatives of the firm. In view of the highly publicized events involving Arthur Andersen, including the recent action against it by the United States Department of Justice, the Audit Committee will continue to monitor the Company's engagement of Arthur

Andersen and the other developments relating to the firm. The Board of Directors has delegated to the Audit Committee the responsibility to work with management to review the qualifications of the major national accounting firms to serve as the Company's independent public accountants for the fiscal year ending December 31, 2002. The Audit Committee will assemble a list of candidate firms, evaluate their qualifications and make a recommendation to the full Board of Directors. This process does not reflect any criticism of Arthur Andersen's services rendered to the Company. The Board of Director's selection will be announced after the Company completes its deliberations but at the time of preparing this report no decision has been made.

         This report has been respectfully submitted by the members of the Audit Committee of the Board of Directors.*

         Richard D. Cramer
         Andrew E. Lietz
         William C. Styslinger, III

---------------
* The Audit Committee Report is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

         Arthur Andersen has been the independent accounting firm that audits the financial statements of the Company and its subsidiaries since 1996. In accordance with standing policy, Arthur Andersen periodically changes the personnel who work on the audit.

AUDIT FEES AND ALL OTHER FEES

         In addition to performing the audit of the Company's consolidated financial statements, Arthur Andersen provided various other services during 2001. The aggregate fees billed for 2001 for each of the following categories of services are set forth below:

         Audit and review of the December 31, 2001 financial statements and reviews of the March 31, 2001, June 30, 2001 and September 30, 2001
         financial statements....... ...........................................$ 104,950

         All other fees.........................................................$ 112,875

         "All other fees" includes tax planning and the preparation of tax returns of the Company and its subsidiaries, employee benefit plan audit and non financial system related consulting services.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         Arthur Andersen did not provide any services related to financial information system design and implementation during 2001.

         The Audit Committee of the Company's Board of Directors reviews summaries of the services provided by Arthur Andersen and the related fees and has considered whether the provision of non-audit services is compatible with maintaining the independence of Arthur Andersen.

         Representatives from Arthur Andersen are expected to be at the annual meeting to make a statement, if they choose, and to answer any questions you may have.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CONSULTING ARRANGEMENT WITH ARNOLD E. DITRI

         The Company entered into a consulting arrangement with Arnold E. Ditri, who has served as a Director of the Company since July 2001. Under this arrangement, Mr. Ditri provides consulting services to the Company at a fixed hourly rate and the Company reimburses Mr. Ditri for reasonable out of pocket expenses. Since the beginning of fiscal year 2001, the Company has paid $105,203 to Mr. Ditri pursuant to this consulting arrangement.

eSPED.COM, INC.

         On October 31, 2000, the Company entered into an agreement with eSped.com, Inc. ("eSped") to sublease from the Company 4,500 square feet of the premises the Company is occupying at the Company's Salem, New Hampshire, headquarters. Mr. Voelk is the Chairman of the Board of Directors of eSped and Mr. Schultz is Chief Executive Officer of eSped. The lease is a tenancy at will and commenced on February 1, 2001. Either party may terminate the lease with 120 days written notice to the other party. The annual amount of rent payments received in 2001 was $50,710 and the amount of rent payments received since the beginning of fiscal year 2001 was $64,541. As a result of a comparison by management of comparable real estate rates, the Company believes that this sublease is on terms no less favorable to the Company than could be obtained from an unrelated third party.

STOCK PERFORMANCE GRAPH

         The following graph compares the percentage change in the cumulative total stockholder return on the Company's Common Stock during the period from the Company's initial public offering through December 31, 2001 with the cumulative total return on (i) the Nasdaq Market Index, and (ii) a broad peer group index prepared by Media General Financial Services consisting of Nasdaq listed companies grouped under SIC Code 7372.

            COMPARISON OF FIVE YEAR* CUMULATIVE TOTAL RETURN** AMONG
                        OMTOOL, LTD., NASDAQ MARKET INDEX
                              AND PEER GROUP INDEX

[tabular representation of line chart]

------------------------------------------------------------------------------------------------------
                                8/8/97     12/31/97    12/31/98     12/31/99    12/29/00     12/31/01
------------------------------------------------------------------------------------------------------
Omtool, Ltd.                    100.00       102.50       29.38        23.75       15.00         7.50
------------------------------------------------------------------------------------------------------
Nasdaq Market Index             100.00        98.95      139.56       246.14      154.71       123.32
------------------------------------------------------------------------------------------------------
Peer Group Index                100.00        92.72      155.80       291.24      159.15       140.53
------------------------------------------------------------------------------------------------------

----------
* Prior to August 8, 1997 the Company's Common Stock was not publicly traded. Comparative data is provided only for the period since that date. This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

** Cumulative Total Return assumes $100 was invested on August 8, 1997 in the Company's Common Stock and in the Nasdaq Market Index and Peer Group Index and assure reinvestment of dividends, if any.

      The stock price performance shown on the graph above is not necessarily indicative of future price performance. Information used in the graph was obtained from Media General Financial Services, a source believed to be reliable, however, the Company is not responsible for any errors or omissions in such information.

                              SELECTION OF AUDITORS

         Arthur Andersen LLP, independent certified public accountants, performed the annual audit for the Company for the fiscal year ending December 31, 2001. Arthur Andersen LLP has served as the Company's auditors and outside accountants since 1996. It is expected that a member of the firm will be present at the Annual Meeting of Stockholders with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

         The Board of Directors and the Audit Committee are aware of recent events concerning Arthur Andersen and have reviewed these matters with representatives of the firm. In view of the highly publicized events involving Arthur Andersen, including the recent action against it by the United States Department of Justice, the Audit Committee and the Board of Directors will continue to monitor the Company's engagement of Arthur Andersen and the other developments relating to the firm. The Board of Directors has delegated to the Audit Committee the responsibility to work with management to review the qualifications of the major national accounting firms to serve as the Company's independent public accountants for the fiscal year ending December 31, 2002. The Audit Committee will assemble a list of candidate firms, evaluate their qualifications and make a recommendation to the full Board of Directors. This process does not reflect any criticism of Arthur Andersen's services rendered to the Company. The Board of Directors selection will be announced after the Company completes its deliberations but at the time of the printing of this proxy statement, no decision has been made. This being the case, unlike our usual practice, you are not being asked to ratify the Board of Directors decision in this regard. If a different independent auditor is selected prior to the Annual Meeting, it is expected that its representative will also attend the Annual Meeting and will have an opportunity to make a statement if so desired and will be available to respond to appropriate questions.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the Commission to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 2001 and written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended December 31, 2001.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next Annual Meeting of the Company must be received at the Company's principal executive offices no later than December 24, 2002. Under the Company's Amended and Restated By-Laws, stockholders who wish to make a proposal at the next Annual Meeting--other than one that will be included in the Company's proxy materials--must notify the Company no earlier than November 22, 2002 and no later than December 24, 2002. If a stockholder who wishes to present a proposal fails to notify the Company by December 24, 2002, the stockholder would not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of the Company's Amended and Restated By-laws, the proposal is brought before the meeting, then under the Securities and Exchange Commission's proxy rules the proxies solicited by management with respect to the next Annual Meeting will confer discretionary voting authority with respect to the stockholder's proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the Securities and Exchange Commission's proxy rules. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail - Return Receipt Requested to Omtool, Ltd., 8A Industrial Way, Salem, New Hampshire 03079, Attention: Timothy P. Losik.

                            EXPENSES AND SOLICITATION

         Proxies may be solicited by the Company, by personal interview, mail and telephone. The Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. The cost of solicitation of proxies will be borne by the Company.

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                                  OMTOOL, LTD.

                                  MAY 29, 2002

   [arrow down] PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED [arrow down]

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       PLEASE MARK YOUR
A /X/  VOTES AS IN THIS
       EXAMPLE.

                     FOR   WITHHELD

1. To elect two      / /     / /       NOMINEES:
   Class II                             Arnold E. Ditri
   Directors each                       William C. Styslinger, III
   to serve for a
   three-year term.

INSRUCTIONS: To withhold for a specific nominee, write that nominee's name in the space provided.

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                                                 FOR     AGAINST     ABSTAIN

                                                 / /       / /         / /
2. To transact such other business as may properly come before the meeting and any adjournments thereof.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL
MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT.

Signature(s)_____________________________ _____________________________________

Dated: _____________, 2002

NOTE: Please sign exactly as your name appears. Joint owners should each sign separately. Where applicable, indicate your official position or representative capacity.
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

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  PROXY                                                                  PROXY

                                  OMTOOL, LTD.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 29, 2002

     The undersigned hereby appoints Robert L. Voelk and Timothy P, Losik, or any of them, proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of Omtool, Ltd., to be held on May 29, 2002 at 10:00 a.m., at the offices of the Company, at 8A Industrial Way, Salem, New Hampshire, and at any adjournments or postponements of the Annual Meeting, and to vote as specified in this Proxy all the Common Stock of the Company which the undersigned would be entitled to vote if personally present. This Proxy when properly executed will be voted in accordance with your indicated directions. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSAL 2.

     The Board of Directors recommends a vote FOR the election of the Directors and FOR Proposal 2.

  YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE
           SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

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